Exhibit 99.1

Investors and Shareholders:

Dennis Bencala

SiRF Technology Holdings, Inc.

(408) 392-8314

dbencala@sirf.com

FOR IMMEDIATE RELEASE

SiRF Appoints Diosdado Banatao as Executive Chairman

Michael Canning Resigns as President and CEO

SAN JOSE, Calif. – April 17, 2008 – SiRF Technology Holdings, Inc. (NASDAQ: SIRF) today announced that Michael L. Canning has resigned effective immediately as CEO and president and as a member of its board of directors. Diosdado P. Banatao, a founder, and chairman of SiRF’s board of directors, has been appointed executive chairman and has assumed the role of interim president and CEO.

“Establishing SiRF as a market leader in the location technology field and taking the company public has been a rewarding experience for me” said Mr. Canning. “I continue to believe in the market opportunities for location enabled devices and I wish SiRF continued success”.

“We are very appreciative of Michael’s contribution to the success of SiRF and wish him all the best” said Mr. Banatao. “We started SiRF with a vision to bring GPS to consumers and I am very excited about leading the company to the next level.”

Mr. Banatao has served as Chairman of SiRF’s board of directors since inception and was the initial outside investor in SiRF. Mr. Banatao is a managing partner at Tallwood Venture Capital. Mr. Banatao was previously a venture partner at Mayfield Fund. Mr. Banatao founded S3 Incorporated, now SonicBlue Incorporated, where he served as president and Chief Executive Officer from January 1989 until January 1992 and as Chairman from January 1992 to December 1997, and co-founded Chips & Technologies and Mostron. Mr. Banatao holds a B.S. in electrical engineering from the Mapua Institute of Technology and an M.S. in electrical engineering and computer science from Stanford University.

About SiRF Technology Holdings, Inc.

SiRF Technology Holdings, Inc. develops and markets semiconductor and software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities such as Bluetooth, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location services, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, our revenue expectations, consumer demand, our ability to complete the restructuring by September 2008 and our anticipated expense reductions and restructuring charges, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, our ability to successfully integrate acquired businesses and other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

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